SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2002

Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 331-7856

Arrow Stock Holding Corporation
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

     On September 16, 2002, Ameritrade Holding Corporation (the “Company”) (formerly Arrow Stock Holding Corporation), a Delaware corporation, filed a Current Report on Form 8-K to report the merger on September 9, 2002 of Ameritrade Online Holdings Corp. (“AOH”) (formerly Ameritrade Holding Corporation), a Delaware corporation, and Datek Online Holdings Corp. (“Datek”), a Delaware corporation. Pursuant to Item 7 of Form 8-K, the Company indicated that it would file certain financial information no later than the date by which such information is required to be filed pursuant to Form 8-K. This Amendment is filed to provide such required financial information.

(a)	Financial Statements of Businesses Acquired

     The historical consolidated financial statements of Datek, including Datek’s audited consolidated statements of financial condition as of December 31, 2001 and 2000, audited consolidated statements of income, cash flows and changes in stockholders’ equity for each of the years ended December 31, 2001, 2000 and 1999, unaudited condensed consolidated statement of financial condition as of March 31, 2002 and unaudited condensed consolidated statements of income and cash flows for the three months ended March 31, 2002 and 2001, were previously filed with the Company’s Registration Statement on Form S-4 (File No. 333-88632).

(b)	Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The unaudited pro forma combined condensed financial statements are based on the historical financial statements of AOH, Datek, TradeCast Investments Ltd. (“TradeCast Ltd.”) and National Discount Brokers Corporation (“NDB”), and have been prepared to illustrate the effects of the business combinations described below.

     The pro forma financial information is based on the estimates and assumptions set forth in the notes to such information. The pro forma financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

     On April 2, 2001, AOH completed the acquisition of TradeCast Inc. (“TradeCast”). The acquisition was effected pursuant to a merger whereby a wholly owned subsidiary of AOH was merged with and into TradeCast and pursuant to an acquisition of all of the partnership and limited liability interests in two subsidiaries of TradeCast. As a result of the acquisition, TradeCast became a wholly owned subsidiary of AOH, and AOH acquired all of the ownership interest in TradeCast Ltd. In connection with the acquisition of TradeCast, AOH issued 7,500,000 shares of its Class A common stock to the stockholders of TradeCast, including 375,000 shares which were held in escrow to satisfy indemnity obligations. In addition, AOH granted 168,365 options to purchase Class A common stock to employees of TradeCast Ltd. and its subsidiaries. AOH also issued an additional 712,500 shares of Class A common stock in connection with the acquisition, which were held in escrow for possible release based on future performance. AOH released all 375,000 escrowed indemnity shares and 26,838 of the escrowed earn-out shares to the stockholders of TradeCast on May 2, 2002. The remaining 685,662 escrowed earn-out shares were cancelled.

     On September 6, 2001, AOH completed the acquisition of all of the shares of common stock of NDB, and all of the outstanding subordinated promissory notes issued by NDB to its affiliate, National Discount Brokers Group, Inc. (“NDB Group”). AOH paid aggregate consideration of $154,000,000, consisting of $20,000 in cash paid to NDB Group and 26,027,282 shares of Class A common stock issued to an affiliate of NDB Group. The number of shares of Class A common stock issued was determined based on the average closing stock price of the Class A common stock on the Nasdaq National Market for the ten consecutive trading days ending on the business day prior to the closing date.

     On September 9, 2002, the merger of AOH and Datek was completed. The merger was accomplished through corporate reorganizations whereby AOH became a wholly owned subsidiary of the Company, then Datek was acquired and became a wholly owned subsidiary of the Company. Pursuant to the terms of the merger agreement, each share of common stock of AOH was automatically converted into one share of common stock of the Company, and the stockholders of Datek in the aggregate received 216,341,375 shares of common stock of the Company and approximately $235 million in cash of Datek, which was distributed concurrently with the closing of the merger.

     The unaudited pro forma combined condensed financial statements and related notes are qualified in their entirety by reference to, and should be read in conjunction with: (1) the historical financial statements and related notes of TradeCast Ltd. contained in AOH’s Forms 8-K/A filed on May 10, 2001 and August 31, 2001, (2) the historical financial statements and related notes of NDB contained in AOH’s Form 8-K/A filed on November 20, 2001, (3) the historical financial statements and related notes of AOH contained in AOH’s Annual Report on Form 10-K for the year ended September 28, 2001 and Quarterly Report on Form 10-Q for the period ended June 28, 2002, and (4) the historical financial statements and related notes of Datek contained in the Company’s Registration Statement on Form S-4 (File No. 333-88632).

     The accompanying unaudited pro forma combined condensed financial statements give effect to the acquisitions of TradeCast, NDB and Datek using the purchase method of accounting. The pro forma adjustments related to the merger of AOH and Datek are preliminary and are based on management’s estimates of exit and involuntary termination costs. The preliminary purchase price allocation is based on assumptions that the Company’s management believes are reasonable. Final adjustments may result in a materially different allocation of the purchase price, which would affect the fair value assigned to the tangible and intangible assets or could result in a change to the statements of operations. The effect of these changes on the statements of operations will depend on the nature and amount of adjustments to the assets and liabilities. The pro forma adjustments related to the TradeCast and NDB acquisitions are based on purchase accounting adjustments reflected in AOH’s historical financial statements. See the notes to the unaudited pro forma combined condensed financial statements.

     The unaudited pro forma combined condensed balance sheet assumes that the merger of AOH and Datek took place on June 28, 2002, and combines AOH’s unaudited June 28, 2002 condensed balance sheet with Datek’s unaudited June 30, 2002 balance sheet.

     The unaudited pro forma combined condensed statements of operations for the year ended September 28, 2001 and the nine months ended June 28, 2002 assume the merger of AOH and Datek and the TradeCast and NDB acquisitions took place as of September 30, 2000. The unaudited pro forma combined condensed statement of operations for the year ended September 28, 2001 combines AOH’s audited statement of operations for the year ended September 28, 2001 with Datek’s unaudited results of operations for the 12 months ended September 30, 2001, comprising Datek’s first nine months of operations for the year ended December 31, 2001 and last three months of operations for the year ended December 31, 2000; TradeCast’s unaudited results of operations for the six months ended March 31, 2001; and NDB’s unaudited results of operations for the 11 months ended August 31, 2001.

     The unaudited pro forma combined condensed statement of operations for the nine months ended June 28, 2002 combines AOH’s unaudited condensed statement of operations for the nine months ended June 28, 2002 with Datek’s unaudited results of operations for the nine months ended June 28, 2002, comprising Datek’s last three months of operations for the year ended December 31, 2001 and first six months of operations for the year ending December 31, 2002. Since the TradeCast and NDB acquisitions were completed during fiscal 2001, TradeCast and NDB are already included in AOH’s unaudited June 28, 2002 condensed balance sheet and results of operations for the nine months then ended.

     Reclassifications have been made to AOH, Datek, TradeCast and NDB historical financial statements to conform to the Company’s current financial statement classifications. The pro forma results of operations do not reflect cost savings that are expected to result from the elimination of duplicate expenses after the integration of AOH and Datek. No assurances can be given with respect to operating cost savings that are expected to be realized.

     No pro forma adjustments have been made with respect to the following unusual or infrequent items. These items are reflected in the historical results of AOH and Datek, as applicable, and should be considered when making period-to-period comparisons:

•	AOH recorded debt conversion expense of approximately $62.1 million during the fiscal year ended September 28, 2001 in connection with the conversion of $152.4 million of convertible subordinated notes into approximately 4.7 million shares of AOH Class A common stock.

•	AOH recorded restructuring charges of approximately $38.3 million during the fiscal year ended September 28, 2001 related to staff reductions and a comprehensive facilities consolidation.

•	AOH recorded a gain of approximately $9.7 million on the sale of its preferred stock interest in Epoch Partners, Inc. during the fiscal year ended September 28, 2001.

•	Datek recorded employee severance and relocation charges of approximately $8.5 million during the twelve months ended September 30, 2001 and $1.6 million during the nine months ended June 30, 2002.

AMERITRADE HOLDING CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
JUNE 28, 2002
(In thousands)

	Historical					Ameritrade
			Pro Forma			and Datek
	Ameritrade	Datek	Adjustments			Combined

ASSETS

Cash and cash equivalents	$40,711	$338,928	$(235,385)	(a),	(b)	$144,254
Cash and investments segregated in compliance with federal regulations	2,593,366	2,399,739	—			4,993,105
Receivable from brokers, dealers, and clearing organizations	687,887	754,212	—			1,442,099
Receivable from clients and correspondents, net	1,143,513	608,898	—			1,752,411
Property and equipment, net	61,851	40,364	(28,838)	(a	)	73,377
Goodwill	220,407	2,539	552,410	(a	)	775,356
Acquired intangible assets, net	14,500	6,128	237,527	(a	)	258,155
Investments	43,185	—	—			43,185
Investment in unconsolidated affiliate	—	35,267	(35,267)	(a),	(c)	—
Other assets	76,583	25,100	10,614	(a	)	112,297
Deferred income taxes	—	8,860	(8,860)	(a),	(d)	—

Total assets	$4,882,003	$4,220,035	$492,201			$9,594,239

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Payable to brokers, dealers and clearing organizations	$1,032,678	$913,040	$—			$1,945,718
Payable to clients and correspondents	3,266,922	2,767,799	—			6,034,721
Accounts payable and accrued liabilities	138,954	61,800	66,355	(a),	(f)	267,109
Notes payable	—	3,068	—			3,068
Convertible subordinated notes	47,645	—	—			47,645
Income taxes payable	—	13,281	(2,023)	(a	)	75,873
			64,615	(a),	(e)
Deferred income taxes	11,114	2,589	60,353	(a	)	65,196
			(8,860)	(a),	(d)

Total liabilities	4,497,313	3,761,577	180,440			8,439,330

Stockholders’ equity:
Preferred stock	—	33	(33)	(a	)	—
Common stock	2,167	25	2,138	(a	)	4,330
Additional paid-in capital	392,428	365,226	402,830	(a	)	1,160,484
Retained earnings (accumulated deficit)	(32,782)	93,145	(93,145)	(a	)	(32,782)
Treasury stock	(2,646)	—	—			(2,646)
Foreign currency translation	—	29	(29)	(a	)	—
Deferred compensation	1,100	—	—			1,100
Accumulated other comprehensive income	24,423	—	—			24,423

Total stockholders’ equity	384,690	458,458	311,761			1,154,909

Total liabilities and stockholders’ equity	$4,882,003	$4,220,035	$492,201			$9,594,239

See notes to unaudited pro forma financial statements.

AMERITRADE HOLDING CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 2001
(In thousands, except per share amounts)

	Historical			Pro Forma			Ameritrade, TradeCast and NDB
	Ameritrade	TradeCast	NDB	Adjustments			Combined

Revenues:
Commissions and clearing fees	$269,384	$2,771	$40,139	$—			$312,294
Interest revenue	191,530	171	8,604	—			200,305
Other	37,763	6,117	4,859	—			48,739

Total revenues	498,677	9,059	53,602	—			561,338
Client interest expense	43,947	—	—	—			43,947

Net revenues	454,730	9,059	53,602	—			517,391

Operating expenses:
Employee compensation and benefits	144,820	3,686	33,281	—			181,787
Communications	39,896	1,771	7,605	—			49,272
Occupancy and equipment costs	60,523	391	9,979	—			70,893
Depreciation and amortization	36,033	854	10,959	975	(g	)	42,077
				2,619	(h	)
				693	(i	)
				(10,056)	(j	)
Professional services	54,992	3,583	1,959	(2,830)	(k	)	57,704
Interest on borrowings	11,067	64	383	(383)	(l	)	11,131
Other	28,363	978	14,555	—			43,896

Total operating expenses	375,694	11,327	78,721	(8,982)			456,760

Operating margin	79,036	(2,268)	(25,119)	8,982			60,631
Advertising	134,770	192	20,979	—			155,941
Gain on sale of investment	(9,692)	—	—	—			(9,692)
Restructuring and asset impairment charges	38,268	—	—	—			38,268
Debt conversion expense	62,082	—	—	—			62,082

Loss before income taxes	(146,392)	(2,460)	(46,098)	8,982			(185,968)
Income tax benefit	(55,215)	—	(18,077)	(984)	(m	)	(69,842)
				(596)	(n	)
				3,898	(o	)
				1,132	(p	)

Net loss	$(91,177)	$(2,460)	$(28,021)	$5,532			$(116,126)

Basic loss per share	$(0.49)						$(0.54)
Diluted loss per share	$(0.49)						$(0.54)
Weighted average shares outstanding:
Basic	185,830			28,147	(q	)	213,977
Diluted	185,830			28,147	(q	)	213,977

(Continued on following page)

See notes to unaudited pro forma financial statements.

AMERITRADE HOLDING CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (CONTINUED)
FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 2001
(In thousands, except per share amounts)

	Ameritrade,					Ameritrade,
	TradeCast					TradeCast,
	and NDB		Pro Forma			NDB and Datek
	Combined	Datek	Adjustments			Combined

Revenues:
Commissions and clearing fees	$312,294	$270,250	$(13,622)	(r	)	$568,922
Interest revenue	200,305	200,646	(269)	(r	)	400,682
Other	48,739	67,924	(13,565)	(r	)	103,098

Total revenues	561,338	538,820	(27,456)			1,072,702
Client interest expense	43,947	110,772	—			154,719

Net revenues	517,391	428,048	(27,456)			917,983

Operating expenses:
Employee compensation and benefits	181,787	90,291	(2,494)	(r	)	269,584
Communications	49,272	29,141	(543)	(r	)	77,870
Occupancy and equipment costs	70,893	24,691	(597)	(r	)	94,987
Depreciation and amortization	42,077	24,113	10,047	(s	)	61,866
			7,583	(t	)
			(4,682)	(u	)
			(16,693)	(v	)
			(579)	(r	)
Professional services	57,704	22,699	(615)	(r	)	79,788
Interest on borrowings	11,131	1,354	—			12,485
Other	43,896	79,794	(18,164)	(r	)	105,526

Total operating expenses	456,760	272,083	(26,737)			702,106

Operating margin	60,631	155,965	(719)			215,877
Advertising	155,941	98,606	(2,342)	(r	)	252,205
Gain on sale of investment	(9,692)	(14,574)	14,574	(w	)	(9,692)
Restructuring and asset impairment charges	38,268	8,502	—			46,770
Debt conversion expense	62,082	—	—			62,082

Income (loss) before income taxes, equity in earnings of unconsolidated affiliate and minority interest	(185,968)	63,431	(12,951)			(135,488)
Provision (benefit) for income taxes	(69,842)	28,668	(6,336)	(x	)	(47,405)
			1,002	(u	)
			(897)	(r	)

Income (loss) before equity in earnings of unconsolidated affiliate and minority interest	(116,126)	34,763	(6,720)			(88,083)
Equity in earnings of unconsolidated affiliate	—	2,419	(2,419)	(y	)	—

Income (loss) before minority interest	(116,126)	37,182	(9,139)			(88,083)
Minority interest	—	(184)	184	(r	)	—

Net income (loss)	$(116,126)	$36,998	$(8,955)			$(88,083)

Basic loss per share	$(0.54)					$(0.20)
Diluted loss per share	$(0.54)					$(0.20)
Weighted average shares outstanding:
Basic	213,977		216,341	(q	)	430,318
Diluted	213,977		216,341	(q	)	430,318

See notes to unaudited pro forma financial statements.

AMERITRADE HOLDING CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 28, 2002
(In thousands, except per share amounts)

						Ameritrade
			Pro Forma			and Datek
	Ameritrade	Datek	Adjustments			Combined

Revenues:
Commissions and clearing fees	$186,242	$155,059	$—			$341,301
Interest revenue	85,371	75,380	—			160,751
Other	51,824	49,453	—			101,277

Total revenues	323,437	279,892	—			603,329
Client interest expense	8,247	26,478	—			34,725

Net revenues	315,190	253,414	—			568,604

Operating expenses:
Employee compensation and benefits	98,368	59,090	—			157,458
Communications	27,472	16,459	—			43,931
Occupancy and equipment costs	41,474	17,290	—			58,764
Depreciation and amortization	20,522	18,299	7,535	(s	)	31,307
			(2,358)	(u	)
			(12,691)	(v	)
Professional services	24,614	18,167	—			42,781
Interest on borrowings	3,978	193	—			4,171
Other	19,187	40,926	—			60,113

Total operating expenses	235,615	170,424	(7,514)			398,525

Operating margin	79,575	82,990	7,514			170,079
Advertising	50,844	35,430	—			86,274
Restructuring and asset impairment charges	—	1,611	—			1,611

Income before income taxes and equity in earnings of unconsolidated affiliate	28,731	45,949	7,514			82,194
Provision for income taxes	12,006	19,286	2,106	(x	)	34,150
			752	(u	)

Income before equity in earnings of unconsolidated affiliate	16,725	26,663	4,656			48,044
Equity in earnings of unconsolidated affiliate	—	1,351	(1,351)	(y	)	—

Net income	$16,725	$28,014	$3,305			$48,044

Basic earnings per share	$0.08					$0.11
Diluted earnings per share	$0.08					$0.11
Weighted average shares outstanding:
Basic	215,920		216,341	(q	)	432,261
Diluted	216,664		216,341	(q	)	437,337
			4,332	(z	)

See notes to unaudited pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. Basis of Presentation

     The unaudited pro forma combined condensed financial statements reflect the recording of entries required under the purchase method of accounting. Under Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, one of the existing combining entities was determined to be the acquiring entity in the merger of AOH and Datek on the basis of the evidence available. AOH was determined to be the acquiring entity based on the following facts: (1) the holders of AOH common stock received a slightly larger portion of the voting rights of the Company because of payments in lieu of fractional shares to Datek stockholders, (2) AOH’s Chairman, J. Joe Ricketts, members of his family and related trusts, who in the aggregate held a majority voting interest in AOH, now in the aggregate hold the largest voting interest in the Company, (3) the senior management of the Company consists primarily of the senior management of AOH, including AOH’s Chairman, Chief Executive Officer and Chief Financial Officer, who now serve in the same positions for the Company. The total purchase price has been allocated to the tangible and intangible assets and liabilities of TradeCast, NDB and Datek based on their estimated fair values. The acquisition of TradeCast is presented pursuant to Accounting Principles Board (“APB’’) Opinion Nos. 16 and 17 because it was completed prior to July 1, 2001. The merger with Datek and acquisition of NDB are presented pursuant to SFAS Nos. 141 and 142, which supersede APB Nos. 16 and 17, because they were completed after June 30, 2001. The amounts and components of the purchase price, along with the preliminary allocation of the purchase price, are presented below. Amounts are in thousands.

Purchase Price
	TradeCast	NDB	Datek	Total

Common stock issued, net of registration costs	$63,763	$153,835	$754,204	$971,802
Cash acquired, net of cash paid	(3,101)	(1,007)	(103,543)	(107,651)
Acquisition costs	2,676	2,634	16,134	21,444
Exit and involuntary termination costs	—	13,149	47,287	60,436
Fair value of stock options granted to employees of acquired company	512	—	25,933	26,445
Intrinsic value of stock appreciation rights granted to employees of acquired company	—	—	3,971	3,971

Total purchase price	$63,850	$168,611	$743,986	$976,447

Preliminary Purchase Price Allocation
	TradeCast	NDB	Datek	Total

Cash and investments segregated in compliance with federal regulations	$—	$—	$2,399,739	$2,399,739
Receivable from brokers, dealers, and clearing organizations	—	19,116	754,212	773,328
Receivable from clients and correspondents, net	—	1,348	608,898	610,246
Property and equipment, net	14,663	2,901	11,526	29,090
Goodwill	52,389	129,484	554,949	736,822
Acquired intangible assets, net	—	15,126	243,655	258,781
Other assets	2,556	1,745	35,714	40,015

Total assets acquired	69,608	169,720	4,608,693	4,848,021

Payable to brokers, dealers and clearing organizations	—	—	(913,040)	(913,040)
Payable to clients and correspondents	—	—	(2,767,799)	(2,767,799)
Accounts payable and accrued liabilities	(3,511)	(6,387)	(60,763)	(70,661)
Notes payable	—	—	(3,068)	(3,068)
Income taxes payable	—	—	(75,873)	(75,873)
Deferred income taxes	(2,247)	5,278	(54,082)	(51,051)

Total liabilities assumed	(5,758)	(1,109)	(3,874,625)	(3,881,492)

Net assets acquired	63,850	168,611	734,068	966,529
Stockholder loans	—	—	9,918	9,918

Total purchase price allocated	$63,850	$168,611	$743,986	$976,447

     The purchase price for the Datek merger reflects the issuance of approximately 216.3 million shares of Company common stock to Datek stockholders, equal to slightly less than 50 percent of the total shares of Company common stock upon completion of the merger. The estimated exit and involuntary termination costs for the merger consist primarily of severance costs and other involuntary termination benefits for approximately 900 Datek employees and costs associated with closing Datek facilities in New Jersey and New York.

     The following table summarizes the major classes of Datek acquired intangible assets and the respective amortization periods:

		Amortization
	Amount	Period (Years)

Client relationships	$231,087	23
Noncompete agreements	7,583	1
Contract — Watcher Technologies	4,985	None

	$243,655

     The amount allocated to Datek client relationships and the duration of the related amortization period were based on an independent valuation using the present value of estimated future cash flows associated with the Datek client base. The amount allocated to Datek noncompete agreements was based on an independent valuation of noncompete agreements with Datek executives. Watcher Technologies, LLC (“Watcher”) is a wholly owned subsidiary of Datek that develops high-speed, direct access trading systems for active traders. The acquired intangible asset associated with Watcher is not subject to amortization because the Company intends to sell Watcher.

     The amount allocated to acquired intangible assets for NDB represents the estimated fair value of the NDB client base and is being amortized over an estimated life of 20 years. The amount allocated to this intangible asset and the duration of the related amortization period were based on an independent valuation using the present value of estimated future cash flows associated with the NDB client base.

2. Pro Forma Adjustments

     The following adjustments have been reflected in the unaudited pro forma combined condensed financial statements:

     (a)  Reflects the recording of the Datek merger under the purchase method of accounting. The total purchase price has been allocated to the tangible and intangible assets and liabilities of Datek based on their estimated fair values. The amounts and components of the purchase price, along with the preliminary allocation of the purchase price, are presented in Note 1 to the pro forma combined condensed financial statements. Since the TradeCast and NDB acquisitions were completed during fiscal 2001, TradeCast and NDB are already included in the Company’s unaudited June 28, 2002 condensed balance sheet.

     (b)  Reflects the distribution of approximately $235.4 million of cash to Datek stockholders. Pursuant to the merger agreement, Datek was required to maintain a minimum level of cash and regulatory net capital upon completion of the merger. The $235.4 million of excess cash over the required minimum was distributed to Datek stockholders in accordance with the merger agreement.

     (c)  Reflects the removal of Datek’s investment in The Island Holding Company, Inc. (“Island”). Datek’s investment in Island was distributed to Datek’s stockholders prior to the effective time of the merger. The Company did not acquire any interest in Island.

     (d)  Reflects a reclassification to present deferred income tax liabilities net of deferred income tax assets.

     (e)  Reflects the income tax liability arising from the gain on the distribution of Island stock to the Datek stockholders prior to the merger. This liability is to be paid by the Company subsequent to the merger of AOH and Datek.

     (f) Reflects liabilities recorded for gross acquisition costs of approximately $16.1 million, exit and involuntary termination costs of approximately $47.3 million and stock appreciation rights granted to Datek employees of approximately $4.0 million, and net adjustments to reduce the fair value of Datek liabilities of approximately $1.0 million.

     (g)  Reflects additional amortization resulting from the portion of the TradeCast purchase price allocated to software. The $9,750,000 value assigned to the TradeCast software was determined based on an independent estimate of the portion of the value of TradeCast attributable to it and management estimates of the cost to develop similar technology internally. The pro forma adjustment reflects amortization on a straight-line basis over an estimated life of five years.

     (h)  Reflects the amortization of goodwill from the allocation of the TradeCast purchase price. The pro forma adjustment reflects goodwill amortization pursuant to APB No. 17 on a straight-line basis over an estimated life of 10 years. Since the NDB acquisition and the Datek merger were completed after June 30, 2001, they are subject to SFAS No. 142, which superseded APB No. 17 and requires that goodwill not be amortized. Therefore, no pro forma adjustments for goodwill amortization are presented for NDB and Datek.

     (i)  Reflects amortization resulting from the portion of the NDB purchase price allocated to the estimated fair value of the NDB client base. The pro forma adjustment assumes the intangible asset is amortized on a straight-line basis over an estimated life of 20 years.

     (j)  Reflects differences in depreciation and amortization resulting from fair value adjustments to the carrying value of NDB furniture and equipment, computer hardware and computer software. The fair value adjustment to furniture and equipment was based on an agreement to sell the assets that AOH reached subsequent to the acquisition. The fair value adjustment to computer hardware was based on an AOH evaluation of redundancies resulting from the acquisition, net of estimated salvage values. The fair value adjustment to computer software was based on an independent valuation, using estimated costs to develop similar technology internally. The fair value adjustments for the NDB property and equipment are summarized as follows. Amounts are in thousands.

	Net Book	Fair Value	Fair Value
Property Description	Value	Adjustment	Assigned

Computer hardware	$15,467	$(14,512)	$955
Computer software	4,429	(2,983)	1,446
Furniture and equipment	1,232	(732)	500

Totals	$21,128	$(18,227)	$2,901

     (k)  Reflects an adjustment to remove investment banking and legal expenses incurred by TradeCast prior to the closing of the acquisition, which were directly related to the acquisition.

     (l)  Reflects removal of interest expense associated with the NDB subordinated promissory notes to NDB Group. AOH acquired the subordinated promissory notes from NDB Group in conjunction with the acquisition of NDB.

     (m)  Reflects income tax benefit derived from TradeCast’s losses computed at 40% for the year ended September 28, 2001, which was AOH’s marginal tax rate for the period.

     (n)  Reflects income tax benefits derived from the deductible portion of TradeCast goodwill and intangible asset amortization, computed at 40% for the year ended September 28, 2001, which was AOH’s marginal tax rate for the period. The purchase of ownership interests of subsidiaries of TradeCast was treated as a taxable asset acquisition of a pro-rata portion of TradeCast’s assets. Therefore, approximately $16 million of tax goodwill associated with the TradeCast acquisition is tax deductible.

     (o)  Reflects the income tax effect of pro forma adjustments (i), (j) and (l), computed at 40% for the year ended September 28, 2001, which was AOH’s marginal tax rate for the period.

     (p)  Reflects the income tax effect of pro forma adjustment (k), computed at 40%, which was AOH’s marginal tax rate for the period.

     (q)  Reflects the impact of shares of common stock issued as consideration in the acquisitions as if outstanding from the beginning of the period.

     (r)  Reflects the removal of results of operations of Island and subsidiaries from Datek’s results of operations for the period October 1, 2000 through December 14, 2000. Datek owned a majority voting interest in Island through December 14, 2000. The Company did not acquire any interest in Island.

     (s)  Reflects amortization resulting from the portion of the Datek purchase price allocated to the estimated fair value of the Datek client base. The pro forma adjustment assumes the intangible asset is amortized on a straight-line basis over an estimated life of 23 years.

     (t)  Reflects amortization resulting from the portion of the Datek purchase price allocated to the estimated fair value of noncompete agreements with Datek executives. The pro forma adjustment assumes the intangible asset is amortized on a straight-line basis over an estimated life of one year.

     (u)  Reflects the removal of amortization of Datek’s existing goodwill and intangible assets, and the related income tax benefit.

     (v)  Reflects differences in depreciation and amortization resulting from fair value adjustments to the carrying value of Datek property and equipment. The fair value adjustments to leasehold improvements, computer hardware and furniture and equipment were based on a Company evaluation of redundancies resulting from the acquisition, net of estimated salvage values. The fair value adjustment to computer software was based on an independent valuation, using estimated costs to develop similar technology. The fair value adjustments for the Datek property and equipment are summarized as follows. Amounts are in thousands.

	Net Book	Fair Value	Fair Value
Property Description	Value	Adjustment	Assigned

Leasehold improvements	$22,524	$(22,524)	$—
Computer software	3,422	6,066	9,488
Computer hardware	7,548	(6,327)	1,221
Furniture and equipment	6,870	(6,053)	817

Totals	$40,364	$(28,838)	$11,526

     (w)  Reflects the removal of Datek gains recorded on the sale of Island stock.

     (x)  Reflects the income tax effect of pro forma adjustments (s), (t), (v) and (w), computed at 40.85%, which was Datek’s estimated marginal tax rate for the period.

     (y)  Reflects the removal of Datek’s equity in the earnings of Island.

     (z)  Reflects the dilutive effect of Datek stock options, which were converted to Company stock options upon completion of the merger.

(c)	Exhibits

2.1	Second Amended and Restated Agreement and Plan of Merger, dated as of July 26, 2002, by and between Datek Online Holdings Corp., Ameritrade Holding Corporation, Arrow Stock Holding Corporation, Arrow Merger Corp. and Dart Merger Corp. (incorporated by reference to Exhibit 2.1 of the Company’s Registration Statement on Form S-4, File No. 333-88632, filed on August 5, 2002)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 21, 2002	AMERITRADE HOLDING CORPORATION

		By:	/s/ John R. MacDonald John R. MacDonald Executive Vice President, Chief Financial Officer and Treasurer